8x8 to Transfer Stock Listing to Nasdaq

CAMPBELL, Calif. – November 1, 2022 – 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, announced today that it will transfer its stock exchange listing from the New York Stock Exchange (NYSE) to The Nasdaq Global Select Market (Nasdaq). The Company expects that its common stock will cease trading on NYSE at the conclusion of trading on November 14, 2022. The Company expects to commence trading on Nasdaq on November 15, 2022, and will continue to be listed under the ticker symbol "EGHT".

About 8x8 Inc.
8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

8x8®, 8x8 XCaaS™, eXperience Communications as a Service™, eXperience Communications Platform™ are trademarks of 8x8, Inc.

# # #
8x8, Inc. Contacts:
Media:
John Sun, 1-408-692-7054
john.sun@8x8.com
Investor Relations:
Kate Patterson, 1-408-763-8175
katherine.patterson@8x8.com